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                                   Exhibit 21

                           Subsidiaries of Registrant

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
                                            Jurisdiction of Incorporation or
                                            --------------------------------
Name                                                 Organization
----                                                 ------------
Clipper Cruise Line, Inc.                              Delaware
Republic Cruise Line, Inc.                             Delaware
Liberty Cruise Line, Inc.                              Delaware
Clipper Adventure Cruises, Inc.                        Delaware
Clipper Adventurer Ltd.                         Commonwealth of Bahamas

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